SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                                      August 31, 1998
                Date of Report (Date of earliest event reported)



                                       AMERICAN DRUG COMPANY
               (Exact Name of Registrant as Specified in Charter)



         Delaware                 033-78252                    13-3729186
  (State or Other Juris-         (Commission                (I.R.S. Employer
diction of Incorporation)        File Number)                Identification No.)



9 West 57th Street, New York, New York                             10019
(Address of principal executive offices)                         (Zip Code)



                             (212) 230-9500
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or, Disposition of Assets.

                  On August 31, 1998, Five Star Acquisition Corp., a wholly owned subsidiary of American Drug Company, a Delaware corporation (the "Company") executed a definitive agreement to purchase certain assets of Five Star Group, Inc. ("Five Star") , a wholly-owned subsidiary of GP Strategies Corporation ("GP Strategies") and in connection therewith, assumed certain of the liabilities of Five Star, pursuant to the Asset Purchase Agreement, dated as of August 31, 1998 between the Company and Five Star. Five Star is a leading distributor of home decorating, hardware and finishing products in the Northeast.

                  The Company will purchase Five Star for approximately $17,500,000 in cash, subject to certain adjustments, and a $5,000,000 unsecured senior note. GP Strategies will use the cash proceeds of the transaction to repay Five Star's existing short-term borrowings, which as of September 1, 1998 were $17,018,093.

                  GP Strategies has sold approximately 9% of its interest in American Drug Company to the management of Five Star, bringing GP Strategies' interest in American Drug Company to approximately 45%. Prior to the closing of the transaction, GP Strategies intends to sell an additional 5% of its interest in American Drug to certain key employees of Five Star, further reducing its interest to approximately 40%.

                  The transaction is subject to the satisfaction of certain conditions, including the Company receiving acceptable financing from the banks, as described below, and Five Star obtaining certain third party consents. There can be no assurance that the transaction will be completed.

                  The approximately $17,500,000 purchase price will be derived from funds borrowed by the Company pursuant to a proposed new three-year Loan and Security agreement between Five Star and a syndicate of three commercial banks (the "Agreement"). The proposed agreement will provide for a $25,000,000 revolving credit facility, which will allow Five Star to borrow based upon a formula of eligible accounts receivable and eligible inventory. At the option of Five Star, the interest rate on a portion of the loan under the Agreement may be based on an adjusted prime rate or Eurodollar rate. The Agreement is intended to supersede and replace the prior Five Star loan agreement.

                  The acquired operations and assets are used by Five Star in its business of distributing home decorating, hardware and finishing products (the "Business"). Five Star intends to use such assets in operating the Business.

                  Item 7.  Financial Statements and Exhibits.

                  (a)      Financial Statements of businesses acquired.

                   (1) Audited Financial Statements of Five Star Group, Inc. for the years ended December 31, 1997 and 1996.

                   (2) The financial statements referred to above contain a manually signed accountants report.

                  (b)      Pro Forma Financial Information.

                   (1) At the present time it is impracticable to file the pro forma financial information required by this item. However, such statements will be filed not later than sixty (60) days.

                  (c)      Exhibits.

  Exhibit No.                                        Exhibit

        10 Asset Purchase Agreement, dated as of August 31, 1998, between American Drug Company and Five Star Group, Inc..

        99                 Press Release, dated August 31, 1998.


                                    Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              American Drug Company
                                  (Registrant)



Dated:  September 15, 1998                  By:   Martin M. Pollak
                                                  ----------------
                                                  President

                                  EXHIBIT INDEX

  Exhibit No.                     Description                            Page

       10 Asset Purchase Agreement, dated as of August 31, 1998, between American Drug Company and Five Star Group, Inc..

       99                  Press Release, dated August 31, 1998.

AD-FIVESTAR-37-185--1  - (2486)

                          Independent Auditors' Report


The Stockholder
Five Star Group, Inc.:


We have audited the accompanying balance sheets of Five Star Group, Inc. (a wholly owned subsidiary of GP Strategies Corporation) as of December 31, 1997 and 1996, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Five Star Group, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            KPMG Peat Marwick, LLP

March 16, 1998,
except as to note 2, which is
   as of April 2, 1998

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)
                                 Balance Sheets
                           December 31, 1997 and 1996
                                 (in thousands)

         Assets                                                       1997              1996
                                                                      ----              ----
Current assets:
         Cash                                                        $  10                49
         Accounts receivable, net of allowances
           of $1,296 in 1997 and $990 in 1996                        9,226             9,453
         Inventory                                                  23,450            21,602
         Prepaid expenses and other current assets                   1,732             1,530
         Deferred income taxes                                         647               564
                                                                  --------          --------
                  Total current assets                              35,065            33,198
                                                                    ------            ------
Receivable from GP Strategies Corporation and an affiliate           9,616            10,331
                                                                     -----            ------
Fixed assets                                                         6,890             6,614
         Less accumulated depreciation and amortization            (5,085)            (4,409)
                                                                   ------              -----

                                                                     1,805             2,205
                                                                     -----             -----
Investments                                                          1,488             7,393
Goodwill and other intangibles, net of accumulated amortization
     of $3,743 in 1997 and $3,211 in 1996                            4,176             4,708
Other assets                                                            57                54
                                                                   -------           -------
                                                                   $52,207            57,889

         Liabilities and Stockholder's Equity
Current liabilities:
         Short-term borrowings                                      16,895            15,581
         Accounts payable and accrued expenses                      10,432            11,744
                                                                    ------            ------

                  Total current liabilities                         27,327            27,325
                                                                    ------            ------
Deferred income taxes                                                  371               353

Commitments
Stockholder's equity:
         Common stock, $.01 par value.  Authorized
           1,000 shares; issued and outstanding 100 shares              -                 -
         Additional paid-in capital                                  7,645            13,609
         Retained earnings                                          16,245            16,291
         Unrealized gain on available-for-sale securities              619               311

                  Total stockholder's equity                        24,509            30,211
                                                                    ------            ------
                                                                   $52,207            57,889
                                                                    ======            ======

See accompanying notes to financial statements.


                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)
                 Statements of Operations and Retained Earnings
                     Years ended December 31, 1997 and 1996
                                 (in thousands)



                                                                      1997              1996
                                                                      ----              ----

Sales                                                              $82,300            76,103
Cost of sales                                                       68,578            63,789
                                                                    ------            ------
         Gross profit                                               13,722            12,314
                                                                    ------            ------

General and administrative expenses                                  6,480             5,738
Selling expenses                                                     3,769             3,374
Customer service and delivery expenses                               2,676             2,509
Other operating income                                              (1,433)           (1,074)
Interest expense (net of interest income, from
         GP Strategies Corporation, of $1,697 in 1997
         and $1,635 in 1996)                                            -                 -
                                                                        -                -

                                                                     11,492           10,547
         Income before share of losses of investees, gain on
         issuance of stock by an investee, management fee,
         and income taxes                                            2,230             1,767

Share of losses of investee                                             -               (187)
Gain on issuance of stock by an investee                                -                355
Management fee to GP Strategies Corporation                         (1,980)           (1,980)
                                                                     ------           -------
         Income (loss) before income taxes                             250               (45)

Income tax expense                                                     296               159
                                                                       ---               ---
         Net loss                                                      (46)             (204)

Retained earnings at beginning of year                              16,291            16,495
                                                                    ------            ------

Retained earnings at end of year                                   $16,245            16,291
                                                                    ======            ======


See accompanying notes to financial statements.


                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)
                            Statements of Cash Flows
                     Years ended December 31, 1997 and 1996
                                 (in thousands)


Cash flows from operating activities:                                        1997              1996
                                                                             ----              ----
         Net loss                                                         $  (46)             (204)
         Adjustments  to  reconcile  net  loss to net  cash
           used  in  operating activities:
         Gain on issuance of stock by an investee                              -              (355)
              Deferred income taxes                                         (175)             (129)
              Federal income taxes                                            359               215
              Bad debt expense                                                306                94
              Depreciation and amortization                                 1,208             1,140
              Share of losses of investees                                     -                187
              Changes in operating assets and liabilities:
                Increase in accounts receivable                              (79)             (539)
                Increase in inventory                                     (1,848)           (2,651)
                Increase in prepaid expenses and other current assets       (202)             (388)
                Increase in other assets                                      (3)                -
                (Decrease) increase in accounts payable and
                   accrued expenses                                       (1,312)             1,609
                                                                         -------              -----

                  Net cash used in operating activities                   (1,792)           (1,021)
                                                                          ------            ------
Cash flows from investing activities:
         Dividends from equity investment in General Physics
           Corporation                                                         -                192
         Additions to fixed assets                                          (276)             (522)
         Decrease in receivable from GP Strategies Corporation,
            and an affiliate, net                                             715               394
                                                                              ---               ---


Net cash provided by investing activities                                     439                64
                                                                              ---                --
Cash flows from financing activities:
         Net proceeds from revolving credit facility                        1,314               988
                                                                            -----               ---

         Net cash provided by financing activities                          1,314               988
                                                                            -----               ---

Net(decrease) increase in cash                                                (39)               31
Cash at beginning of year                                                      49                18
                                                                               --                --
Cash at end of year                                                        $   10                49
                                                                            =====                ==
Supplemental information:
         Cash paid for income taxes                                        $   78                20
                                                                            =====                ==

         Cash paid for interest                                            $1,697             1,635
                                                                            =====             =====


                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)
                       Statements of Cash Flows, Continued
                                 (in thousands)




Supplemental disclosures of cash flow information:
                                                                                             1997       1996
           Noncash items:
             Capital contribution by GP Strategies Corporation
                by waiver of payment for Federal income tax                             $     359        215
                                                                                              ===        ===

              Unrealized gain on available-for-sale
              securities                                                                      418        391
              Deferred income tax on unrealized gain on
              available-for-sale securities                                                 (110)       (80)
                                                                                        --------       ----

                                                                                        $     308        311
                                                                                              ===        ===

              Capital return to GP Strategies Corporation of interest in
                General Physics Corporation                                             $ (6,323)         -
                                                                                         =======          =


See accompanying notes to financial statements.


                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                          Notes to Financial Statements

                           December 31, 1997 and 1996



(1)    Organization and Summary of Significant Accounting Policies

       Organization and Description of the Business

       Five Star Group, Inc. (the Company) is a distributor of home decorating, hardware and finishing products. The Company is a wholly owned subsidiary of GP Strategies Corporation (GPSC), formerly known as National Patent Development Corporation.

       The Company is a distributor of paint sundry items, interior and exterior stains, brushes, rollers and caulking compounds, and offers products from leading manufacturers such as Cabot, Dap, 3-M, Minwax and Rustoleum. The Company distributes its products to retail dealers, which include discount chains, lumber yards, "do-it-yourself" centers, hardware stores and paint suppliers, principally in the northeast region.

       Statement of Cash Flows

       For purposes of the statement of cash flows, the Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

       Inventory

       Inventory is valued at the lower of cost,  using the first-in,  first-out
       (FIFO) method, or market. Inventory consists solely of finished products.

       Fixed Assets

       Fixed assets are carried at cost. Major additions and betterments are capitalized, while maintenance and repairs that do not extend the lives of the assets are expensed currently. Gain or loss on the disposition of fixed assets is recognized currently in operations. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.

       Goodwill and Other Intangibles

       Excess of cost over the fair value of the net assets of businesses acquired has been recorded as goodwill and is being amortized on a straight-line basis over periods of 20 to 40 years. Other intangibles include customer lists, which are being amortized over five years. Periods of amortization of goodwill are evaluated at least annually to determine whether events and circumstances warrant revised estimates of useful lives. The evaluation considers, among other factors, expected cash flows and profits of the businesses to which the goodwill relates. Goodwill is written off when it becomes evident that it has become permanently impaired.

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



(1), Continued

       Income Taxes

       The Company is included in the consolidated Federal income tax return of GPSC. The policy of GPSC is to allocate a portion of the Federal tax liability, if any, of the consolidated group to the various subsidiaries.

       In 1997 and 1996, although the consolidated group was not in a taxpaying position for Federal income tax purposes, Federal income taxes have been provided as if the Company were on a stand-alone basis for purposes of Federal income taxes. However, since such taxes are not required to be remitted to GPSC under the group tax allocation policy, an equivalent amount has been reflected as a contribution by GPSC to the capital of the Company.

       The asset and liability method of accounting for income taxes is used, whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       Concentrations of Credit Risk

       Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality financial institutions and limits the amount of credit exposure to any one institution. Accounts receivable are dispersed among various customers and industry segments.

       Investments

       The Company's investments consist of interests in affiliated companies. The Company accounts for these investments to conform with the accounting policies of GPSC, which are based upon the aggregate holdings of these securities by the consolidated group. Interests

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



(1), Continued

       in companies owned 20% or more by the consolidated group are accounted for on the equity basis. Interests in less than 20%-owned companies are carried at cost, unless the securities are publicly traded and unrestricted or, if restricted, are reasonably expected to qualify for sale within one year, in which case they are considered available-for-sale securities and are recorded at their fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. A decline in the market value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security.


(2)    Investments

       In connection with a bank loan agreement entered into in April 1993, GPSC contributed a portion of its holdings of capital stock of General Physics Corporation (GPC), in 1996 a consolidated subsidiary of GPSC, and Interferon Sciences, Inc. (ISI), in 1996 an investee, to the capital of the Company. All shares owned by the Company are pledged as collateral under a loan agreement (see note 4).

       Interferon Sciences, Inc.

       At December 31, 1997 and 1996, the Company owned approximately 2% and 3%, respectively, of the capital stock of ISI. The Company accounts for this investment to conform with the accounting method of GPSC, which together with its subsidiaries owned in the aggregate 12% and 15% of ISI at December 31, 1997 and 1996, respectively. Accordingly, through the third quarter of 1996, ISI was recorded on the equity basis by the Company, at which time GPSC's ownership fell below 20% and the Company and GPSC began accounting for ISI as a combination of long-term available-for-sale securities and long-term investments at cost.

       In May 1996, the Company realized a $355,000 gain on issuance of stock by this affiliate as a result of the issuance of 2,000,000 shares of common stock by ISI at $8.00 per share. Effective in the third quarter of 1996, the Company accounted for its long-term investment in ISI as a combination of long-term investments carried at cost and as long-term available-for-sale equity securities carried at market value. In 1996, the share of ISI's loss included in share of losses of investees was $274,000.

       At December 31, 1997, the portion of the Company's investment in ISI designated as long-term available for sale is carried at its fair value and the unrealized gain is excluded from earnings and reported as a separate component of stockholder's equity (net of taxes) until realized. The amount of unrealized gain on available-for-sale securities included in investments at December 31, 1997 is $713,000.

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



 (2), Continued
       Information relating to the Company's investment in ISI at December 31, is as follows (in thousands):


                                                                    1997                   1996
                                                           -------------------     ------------
                                                           No. of                  No. of
                                                           shares      Amount      shares      Amount
           Included in investments:
               Available-for-sale equity securities
                  at market                                  112      $   968         90       $  596
               Securities held for long-term investment,
                  at cost                                    228          520        250          474
                                                            ----       ------       ----       ------

                           Total carrying amount             340      $ 1,488        340       $1,070
                                                            ====       =====         ===        =====

                           Market value of shares            340      $ 2,952        340       $2,251
                                                            ====       =====        ====        =====


       On April 2, 1998, the market value of ISI stock decreased below the carrying value such that the market value was approximately $1,000,000 lower than the Company's carrying value at December 31, 1997.

       General Physics Corporation

       At December 31, 1996, the Company owned approximately 10% of the capital stock of GPC. The Company accounts for this investment to conform with the accounting method of GPSC which, together with its subsidiaries, owned 52% of GPC at December 31, 1996. Accordingly, at December 31, 1996, the Company accounted for its investment in GPC on the equity basis.

       In January 1997, GPSC purchased the remaining 48% of GPC. As a result of this transaction, the Company's share in GPC of $6,323,000 was transferred to GPSC with a corresponding decrease recorded to additional paid-in capital.

       Information relating to the Company's investment in GPC at December 31, 1996 is as follows (in thousands):

                  Share of net income                           $      87
                  Dividends received                                 (192)
                                                                   ========

                  Total investments on equity basis:
                     Share of underlying assets                     2,068
                     Goodwill                                       4,255

                         Total investments on equity basis      $   6,323
                                                                    =====

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



(3)    Fixed Assets
       Fixed assets at December 31, consist of the following (in thousands):
                                                            Estimated
                                           1997     1996   useful lives
                                           ----     ----   ------------
         Machinery and equipment         $  790      779   5 to 7 years
         Furniture and fixtures           1,658     1,563  5 years
         Leasehold improvements           2,800     2,685  Shorter of asset
                                                           life or term of lease
         Computer equipment               1,642     1,587  3 years
                                          -----    -----
                                          6,890     6,614
         Less accumulated depreciation
           and amortization              (5,085)   (4,409)
                                         $1,805     2,205

       Depreciation and amortization expense was $676,000 and $662,000 for 1997 and 1996, respectively.


(4)    Short-Term Borrowings and Long-Term Debt

       In April 1993, the Company entered into a revolving credit agreement (the Loan Agreement), which was extended and amended on September 30, 1996. The Loan Agreement provided for a $20,000,000 revolving credit facility (the Revolving Credit Facility). The Revolving Credit Facility was a three-year committed facility that allowed the Company to borrow amounts equal to 50% of eligible inventory (as defined) and 80% of eligible receivables (as defined) at an interest rate of 1% in excess of the prime rate.

       On August 18, 1997, the Company entered into a three-year new Loan Agreement (the New Loan Agreement) with a syndicate of three banks. The New Loan Agreement replaces the previous Loan Agreement. The New Loan Agreement provides for a $22,000,000 revolving credit facility that allows the Company to borrow based upon a formula of up to 50% of eligible inventory and 80% of eligible accounts receivable, as defined. The Loan Agreement bears interest at 2.25% over LIBOR for up to $11,000,000 of the loan (at the Company's option), and at the prime rate of interest plus .625% for amounts in excess of $11,000,000. At December 31, 1997, there was $16,895,000 outstanding under the New Loan Agreement, and an additional $818,000 was available to be borrowed.

       The New Loan Agreement is secured by all of the assets of the Company and 339,844 shares of common stock of ISI.

       The New Loan Agreement has several covenants, including provisions regarding working capital, tangible net worth, leverage and cash flow ratios. As of December 31, 1997, the Company was in compliance with its covenants.

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



(5)    Income Taxes

       Income tax expense amounted to $296,000 for 1997 and $159,000 for 1996. The actual tax expense differs from the "expected" tax expense (computed by applying the U.S. Federal statutory tax rate of 34% to income before income taxes) as follows (in thousands):


                                                                         1997      1996

       Computed "expected" tax expense (benefit)                        $  85      (15)
       Nondeductible expenses (entertainment, goodwill amortization)      167      211
       Share of losses of investees                                        -        64
       Gain on issuance of stock by an investee                            -      (121)
       State and local taxes (net of Federal income tax benefit)           49       48
       Other                                                               (5)     (28)
                                                                       ------    -----

                                                                        $ 296      159
                                                                       ======    =====

       The components of income tax expense for 1997 and 1996 are as follows (in thousands):

                                                             1997      1996
              Current provision:
                 Federal                                   $  359       215
                 State and local                              112        73
                                                           ------    ------
                    Total current provision                   471       288
                                                           ------    ------
              Deferred benefit:
                 Federal                                     (137)     (101)
                 State and local                              (38)      (28)
                                                           ------    ------
                    Total deferred benefit                   (175)     (129)
                                                           ------    ------
                    Total provision                       $   296       159
                                                           ======    ======

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



(5), Continued

       The tax effects that give rise to deferred tax assets and liabilities consist of the following as of December 31, 1997 and 1996 (in thousands):

                                                           1997        1996

       Deferred tax assets:
           Accounts receivable                          $     529        404
           Inventories                                        118        160
           Investment in partially-owned company              178        178
                                                           ------     ------

                                                              825        742

       Deferred tax liabilities:
           Property and equipment                            (181)      (273)
           Unrealized gain on available-for-sale
               securities                                    (190)       (80)
                                                           ------     ------

                                                             (371)      (353)

                     Net deferred tax assets                  454        389

       Valuation allowance                                   (178)      (178)
                                                           ------     ------

                     Net deferred tax assets after
                          valuation allowance           $     276        211
                                                           ======     ======

       A valuation allowance is provided when, in assessing the realizability of deferred tax assets, management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

       In 1996, the Company recorded a difference between the tax basis and book basis of its investments, the tax benefit of which management has fully reserved, as it can only be utilized against capital gains. Management of the Company believes it is more likely than not that the remaining deferred tax assets will be realized, and therefore, a valuation allowance is not deemed necessary for such assets at December 31, 1996.

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued

(6)    Pension and Investment Plans

       GPSC had a Defined Benefit Pension Plan (the Plan) for employees of certain divisions and subsidiaries, including those of the Company. During 1997, GPSC announced its intention to terminate the Plan. The Plan was terminated effective October 31, 1996, and settled in 1997. The termination was a "standard termination," as defined by the Pension Benefit Guaranty Corporation. In order to terminate the Plan in a standard termination, Plan assets must be sufficient to provide for all benefit obligations under the Plan. In July 1997, GPSC fully funded the Plan to satisfy its benefit obligations, and charged the proportionate share of this payment to the Company.

       Effective March 1, 1992, GPSC adopted the 1992 401(k) Savings Plan (the Savings Plan), in which the Company's employees may participate. GPSC's Savings Plan is for employees who have completed at least one year of service.

       The Savings Plan permits pretax contributions to the Savings Plan by participants, pursuant to Section 401(k) of the Internal Revenue Code, of 2% to 6% of base compensation. The Company matches 40% of each participant's eligible contributions based on a formula set forth in the Savings Plan. Participants are fully vested in their contributions and may withdraw such contributions at the time of employment termination, or at age 59-1/2, or earlier in the event of financial hardship. Amounts otherwise are paid at retirement or in the event of death or disability. Employer contributions vest at a rate of 20% per year.

       The Savings Plan is administered by a trustee appointed by the Board of Directors of GPSC. All contributions are held by the trustee and invested at the participants' direction in various mutual funds.

       The Company's costs associated with these two plans were $112,000 and $84,000 in 1997 and 1996, respectively.


(7)    Commitments

       The Company has several noncancelable leases that cover machinery, equipment and office and warehousing facilities. Such leases expire at various dates with, in some cases, options to extend their terms.

       Minimum annual rental commitments under long-term operating leases are as follows (in thousands):

              Year                   Amount
              ----                   ------
             1998                 $  2,587
             1999                    2,436
             2000                    1,971
             2001                    1,725
             2002                    1,211
             Thereafter              4,116
                                     -----

               Total               $14,046

       Rent  expense  was   $2,744,000   and   $2,315,000  for  1997  and  1996,
respectively.



                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



(8)    Related Party Transactions

       The Company pays GPSC for certain legal, financial and administrative services which are provided by employees of GPSC. For each of the years ended December 31, 1997 and 1996, GPSC charged the Company $1,980,000 for such services.

       A summary of the change in the Company's receivable from GPSC and affiliate for the years ended December 31, 1997 and 1996 is as follows (in thousands):

                                                             1997          1996
                                                             ----          ----
              Receivable from GPSC and affiliate,
                 beginning of year                         $10,331       10,725
              Management services fee                       (1,980)      (1,980)
              Cash advances to GPSC and affiliate,
                 net of other charges and expenditures      1,265         1,586
                                                            -----         -----
              Receivable from GPSC and affiliate,
                 end of year                               $9,616        10,331
                                                            =====        ======

       Since substantially all of the proceeds of borrowings from a bank are remitted by the Company to GPSC, the Company charges interest to GPSC in amounts approximately equal to the interest charged by the bank to the Company. Interest charged to GPSC amounted to $1,697,000 and $1,635,000 in 1997 and 1996, respectively.

       The amount of the management services fee is determined by agreement between the Company and GPSC.

       The Company's borrowings of approximately $2,394,000 at December 31, 1997 and 1996, respectively, from an affiliate which is wholly owned by GPSC, have been applied against the receivable from GPSC. The loan is noninterest-bearing and is due after December 31, 1998, at a date to be determined.


(9)    Major Customers

       There is no customer that accounted for more than 10% of the Company's sales in 1997, whereas, in 1996, there was one customer which accounted for 10% of sales. Additionally, in September 1997, a major retail chain, which generated sales of $7.8 million in 1997 and 1996, ceased operations.

                              FIVE STAR GROUP, INC.
            (A Wholly Owned Subsidiary of GP Strategies Corporation)

                    Notes to Financial Statements, Continued



(10)   Additional Paid-in Capital


                                                        1997         1996
                                                         (in thousands)

       Balance at beginning of year                   $ 13,609         13,394
       Contribution by waiver of payment
          for Federal income tax  by GPSC                  359          215
       GPSC acquired 48% minority interest of GPC       (6,323)          -
                                                        ------         ------
       Balance at end of year                         $  7,645         13,609
                                                       ==========      ======


(11)   Fair Value of Financial Instruments

       The carrying value of financial instruments including cash, accounts receivable, accounts payable and short-term borrowings approximate estimated market values because of short maturities and interest rates that approximate current rates. The value of the receivable from GPSC and affiliate approximates fair market value because of interest rates that are tied to market rates.


(12)   Year 2000

       The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex, as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

       The Company is utilizing resources to identify, correct or reprogram and test the systems for year 2000 compliance. It is anticipated that the project will be completed by the middle of 1999. Management has not yet assessed the year 2000 compliance expense and related potential effect on the Company's earnings. However, there can be no assurance that the systems of other companies on which the Company's systems rely also will be converted on a timely basis or that any such failure to convert by another company would not have an adverse effect on the Company.